Exhibit 99.1

99¢ ONLY STORES ANNOUNCES SENIOR MANAGEMENT CHANGES

Richard Anicetti Assumes Interim CEO Position & Michael Fung Becomes Interim Chief Administrative Officer

99¢ Only Reports Preliminary Third Quarter Same Store Sales Results

City of Commerce, CA—January 23, 2013—99¢ Only Stores announced today that in order to build on recent successes and to  execute on the company’s previously announced accelerated growth strategy, Richard Anicetti is assuming the role of interim CEO. In addition, Michael Fung will join the company as interim Chief Administrative Officer overseeing finance, information technology, real estate and various administrative functions of the company.

In connection with the foregoing changes, Eric Schiffer, Jeff Gold and Howard Gold are no longer employed by the company.

“Since the first 99¢ Only store opened in 1982, the company has grown into one of the most impressive and differentiated extreme value retailers in the country,” said David Kaplan, Chairman of the Board of Directors and Senior Partner and Founding Member of Ares Management LLC. “The Gold/Schiffer family has been instrumental in creating this valuable business and establishing the widely-admired culture at 99¢ Only Stores. As a result, the company has flourished and today is positioned for continued growth and success.  The Board of Directors thanks Eric, Jeff, Howard and the rest of the Gold/Schiffer family for their contribution and is looking forward to working with Rick, Mike and our dedicated ‘99ers’ to continue our growth trajectory while providing our customers with excellent value as well as a fun and exciting shopping experience.”

Mr. Anicetti has served on the Board of Directors for the past eight months, and brings more than 20 years of senior management experience in the food retail business, including serving for eight years as President and CEO of Food Lion grocery stores, a subsidiary of the Delhaize Group with more than 1,200 locations primarily in the southeastern United States. In addition, he has been a member of the boards of directors at several other food industry companies. Mr. Fung brings more than 30 years of experience in value-oriented retail and finance, most recently serving as Senior Vice President and Chief Financial Officer of Walmart Stores’ U.S. operations.

“Over the next several weeks, Mike and I will be working with other members of the senior management team and the Board of Directors to ensure a smooth transition,” said Mr. Anicetti. “We expect that business will continue as usual, and we are excited to get to work on fulfilling the company’s vision as one of the leading extreme value retailers in the country.”

99¢ Only Stores also reported continued revenue growth for the holiday season and the third quarter of fiscal 2013 ended December 29, 2012. Net sales increased $35.6 million, or 8.8%, to $439.5 million for the third quarter of fiscal 2013 compared to $403.9 million for the third quarter of fiscal 2012. Same-store sales, calculated on a comparable 13-week period, increased 4.3%.

About 99¢ Only Stores

Founded in 1982, 99¢ Only Stores currently operates 311 extreme value retail stores consisting of 227 stores in California, 39 in Texas, 29 in Arizona, and 16 in Nevada. 99¢ Only Stores emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. Over half of the Company’s sales come from food and beverages, including produce, dairy, deli and frozen foods, along with organic and gourmet foods. For more information, visit http://www.99only.com.

Contact

Bill Mendel

212-397-1030

bill@mendelcommunications.com

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Registration Statement on Form S-4 (File No. 333-182582), declared effective on October 9, 2012.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.